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                                                                     EXHIBIT 5.1



                            VINSON & ELKINS L.L.P.
                               ATTORNEYS AT LAW
                             2300 FIRST CITY TOWER
                              1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                           TELEPHONE (713) 758-2222
                              FAX (713) 758-2346

                                 July 21, 1998



Enterprise Products Partners L.P.
2727 North Loop West
Houston, Texas 77008

Ladies and Gentlemen:

     We are acting as counsel for Enterprise Products Partners L.P., a Delaware limited partnership (the "Company"), in connection with the proposed offer and sale by the Company to the Underwriters (the "Underwriters"), pursuant to the prospectus forming a part of a Registration Statement on Form S-1, File No. 333-52537, originally filed with the Securities and Exchange Commission on May 13, 1998 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement"), of an aggregate of up to 19,780,000 common units representing limited partner interests ("Common Units"), of the Company. Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

     We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933, as amended.

     In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus.

     In connection with the opinion expressed herein, we have examined, among other things, the Certificate of Limited Partnership of the Company, the Amended and Restated Agreement of Limited Partnership of the Company, the records of proceedings that have occurred prior to the date hereof with respect to the Offering, the Registration Statement and the form of Underwriting Agreement to be executed among the Company, Enterprise Products GP, LLC, Enterprise Products Operating L.P., Enterprise Products Company and EPC Partners II, Inc. and Lehman Brothers, A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Paine Webber Incorporated, Prudential Securities Incorporated, Smith Barney Inc., Dain Rauscher Wessels and
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Enterprise Products Partners L.P.
Page 2
July 20, 1998




Raymond James & Associates, Inc. as Representatives of the several Underwriters. We have also reviewed such questions of law as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that the Common Units proposed to be issued and sold by the Company to the Underwriters have been validly authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Underwriting Agreement (assuming that it is executed in the form reviewed by us), and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

     This opinion is limited in all respects to the Deleware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.

     We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                  Very truly yours,



                                  VINSON & ELKINS L.L.P.